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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated September 13, 1996 on the financial statements of TBP Holdings, Inc. It should be noted that we have not audited any financial statements of the company subsequent to July 27, 1996 or performed any audit procedures subsequent to the date of our report.


                                        /s/ ARTHUR ANDERSEN LLP

Tulsa, Oklahoma
 October 21, 1996